Exhibit 99.1
MYR Group Inc. Announces First-Quarter 2021 Results
Henderson, Colo., April 28, 2021 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, today announced its first-quarter 2021 financial results.
Highlights for First Quarter 2021
•Strong quarterly revenues of $592.5 million
•Record high quarterly net income of $19.9 million, or $1.17 per diluted share
•Record high quarterly EBITDA of $39.3 million
•Strong quarter net cash flow from operating activities of $59.4 million and quarter free cash flow of $52.4 million
•Strong backlog of $1.64 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our strong first-quarter 2021 financial results included record high quarterly net income, EBITDA, and EPS. Net Income of $19.9 million, doubled our first quarter 2020 net income, along with increases in revenues, gross profit, EBITDA and free cash flow as compared to the same period of 2020. Our backlog at the end the first quarter 2021 was $1.64 billion, reflecting the current stability in the markets we serve, as well as our competitive strength.” Mr. Swartz continued, “We believe current economic conditions, the shift toward clean energy, and the need to replace aging infrastructure to strengthen the grid, coupled with a healthy market will continue to drive near term opportunities. Our market may also benefit from the current political climate which supports the investment and implementation of new and upgraded electrical infrastructure to complement the United States environmental and economic goals. Our broad geographic reach, breadth of service offerings, operational improvements, and successful project delivery are further elevating our position in the markets we serve.”
First Quarter Results
MYR reported first-quarter 2021 revenues of $592.5 million, an increase of $74.0 million, or 14.3 percent, compared to the first quarter of 2020. Specifically, our Transmission and Distribution (“T&D”) segment reported revenues of $314.9 million for the first quarter of 2021, an increase of $55.6 million, or 21.5 percent, from the first quarter of 2020, primarily due to an increase in revenue on large-sized projects. Our Commercial and Industrial (“C&I”) segment reported revenues of $277.6 million for the first quarter of 2021, an increase of $18.4 million, or 7.1 percent, from the first quarter of 2020, primarily due to an increase in revenue on medium-sized projects. Additionally, revenues during the first-quarter 2020 were negatively impacted by a slight slowdown of C&I work in certain geographic areas related to the COVID-19 pandemic.
Consolidated gross profit increased to $77.0 million in the first quarter of 2021, an increase of $15.4 million or 24.9 percent, from the first quarter of 2020. The increase in gross profit was due to higher revenues and margins. Gross margin was 13.0 percent for the first quarter of 2021 compared to 11.9 percent for the first quarter of 2020. The increase in gross margin was primarily due to better-than-anticipated productivity on certain projects and a favorable job close-out. These improvements were partially offset by inclement weather experienced on a project, unfavorable pending change order adjustments on certain projects and labor inefficiencies on certain projects. Changes in estimates of gross profit on certain projects resulted in a gross margin increase of 0.1 percent for each of the first quarters of 2021 and 2020.
Selling, general and administrative expenses increased to $49.6 million in the first quarter of 2021, compared to $45.0 million for the first quarter of 2020. The period-over-period increase was primarily due to an increase in employee incentive compensation costs and an increase in contingent compensation expense related to a prior acquisition.
Income tax expense was $7.1 million for the first quarter of 2021, with an effective tax rate of 26.2 percent, compared to income tax expense of $4.1 million for the first quarter of 2020, with an effective tax rate of 29.1 percent. The period-over-period decrease in tax rate was primarily due to a favorable impact from stock compensation excess tax benefits.

For the first quarter of 2021, net income was $19.9 million, or $1.17 per diluted share, compared to $9.9 million, or $0.59 per diluted share, for the same period of 2020. First-quarter 2021 EBITDA, a non-GAAP financial measure, was $39.3 million, compared to $27.4 million in the first quarter of 2020.
Backlog
As of March 31, 2021, MYR's backlog was $1.64 billion, compared to $1.65 billion as of December 31, 2020. As of March 31, 2021, T&D backlog was $694.5 million, and C&I backlog was $948.8 million. Total backlog at March 31, 2021 increased $100.0 million, or 6.7 percent, from the $1.54 billion reported at March 31, 2020.
Balance Sheet
As of March 31, 2021, MYR had $362.7 million of borrowing availability under its $375 million revolving credit facility.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its first-quarter 2021 results on Thursday, April 29, 2021 at 8:00 a.m. Mountain time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) and enter conference ID 3066739, at least five minutes prior to the start of the event. A replay of the conference call will be available through Thursday, May 6, 2021, at 11:00 a.m. Mountain time, by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID 3066739. MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of MYR's website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until Thursday, May 6, 2021 at 11:00 a.m. Mountain time.
About MYR
MYR is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the United States and western Canada. For more information, visit myrgroup.com.

Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of March 31, 2021 and December 31, 2020

(in thousands, except share and per share data)	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73,069	$22,668
Accounts receivable, net of allowances of $1,665 and $1,696, respectively	373,524	385,938
Contract assets, net of allowances of $350 and $359, respectively	192,883	185,803
Current portion of receivable for insurance claims in excess of deductibles	11,342	11,859
Refundable income taxes	—	1,534
Other current assets	14,548	28,882
Total current assets	665,366	636,684
Property and equipment, net of accumulated depreciation of $302,134 and $294,366, respectively	181,096	185,114
Operating lease right-of-use assets	21,724	22,291
Goodwill	66,067	66,065
Intangible assets, net of accumulated amortization of $15,045 and $14,467, respectively	50,793	51,365
Receivable for insurance claims in excess of deductibles	26,758	27,043
Investment in joint ventures	3,644	3,040
Other assets	3,798	4,257
Total assets	$1,019,246	$995,859

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,381	$4,381
Current portion of operating lease obligations	6,986	6,612
Current portion of finance lease obligations	53	318
Accounts payable	192,241	162,580
Contract liabilities	140,314	158,396
Current portion of accrued self-insurance	24,447	24,395
Other current liabilities	79,402	86,718
Total current liabilities	447,824	443,400
Deferred income tax liabilities	18,295	18,339
Long-term debt	25,039	25,039
Accrued self-insurance	45,095	45,428
Operating lease obligations, net of current maturities	14,787	15,730
Other liabilities	19,742	18,631
Total liabilities	570,782	566,567
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 16,817,256 and 16,734,239 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	168	167
Additional paid-in capital	157,995	158,618
Accumulated other comprehensive income	276	23
Retained earnings	290,021	270,480
Total stockholders' equity attributable to MYR Group Inc.	448,460	429,288
Noncontrolling interest	4	4
Total stockholders’ equity	448,464	429,292
Total liabilities and stockholders’ equity	$1,019,246	$995,859

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three Months Ended March 31, 2021 and 2020

	Three months ended March 31,
(in thousands, except per share data)	2021	2020

Contract revenues	$592,486	$518,470
Contract costs	515,533	456,838
Gross profit	76,953	61,632
Selling, general and administrative expenses	49,647	45,046
Amortization of intangible assets	578	1,228
Gain on sale of property and equipment	(683)	(1,050)
Income from operations	27,411	16,408
Other income (expense):
Interest income	13	2
Interest expense	(475)	(1,513)
Other income (expense), net	41	(895)
Income before provision for income taxes	26,990	14,002
Income tax expense	7,062	4,070
Net income	$19,928	$9,932
Income per common share:
—Basic	$1.19	$0.60
—Diluted	$1.17	$0.59
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,760	16,627
—Diluted	17,045	16,742

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Three Months Ended March 31, 2021 and 2020

	Three months ended March 31,
(in thousands)	2021	2020

Cash flows from operating activities:
Net income	$19,928	$9,932
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	11,293	10,641
Amortization of intangible assets	578	1,228
Stock-based compensation expense	1,487	1,080
Deferred income taxes	(47)	236
Gain on sale of property and equipment	(683)	(1,050)
Other non-cash items	529	(305)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	12,592	38,089
Contract assets, net	(6,991)	(7,467)
Receivable for insurance claims in excess of deductibles	802	(754)
Other assets	15,314	5,195
Accounts payable	29,198	(18,091)
Contract liabilities	(18,087)	(4,697)
Accrued self insurance	(285)	(77)
Other liabilities	(6,238)	1,283
Net cash flows provided by operating activities	59,390	35,243
Cash flows from investing activities:
Proceeds from sale of property and equipment	651	870
Purchases of property and equipment	(7,031)	(9,138)
Net cash flows used in investing activities	(6,380)	(8,268)
Cash flows from financing activities:
Net repayments under revolving lines of credit	—	(2,263)
Payment of principal obligations under equipment notes	—	(2,177)
Payment of principal obligations under finance leases	(273)	(312)
Proceeds from exercise of stock options	110	82
Repurchase of common shares	(2,618)	(425)
Other financing activities	12	23
Net cash flows used in financing activities	(2,769)	(5,072)
Effect of exchange rate changes on cash	160	(303)
Net increase in cash and cash equivalents	50,401	21,600
Cash and cash equivalents:
Beginning of period	22,668	12,397
End of period	$73,069	$33,997

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three and Twelve Months Ended March 31, 2021 and 2020 and
As of March 31, 2021, December 31, 2020, March 31, 2020 and March 31, 2019

	Three months ended March 31,		Last twelve months ended March 31,
(dollars in thousands, except share and per share data)	2021	2020	2021		2020

Summary Statement of Operations Data:
Contract revenues	$592,486	$518,470	$2,321,408		$2,121,535
Gross profit	$76,953	$61,632	$291,174		$232,914
Income from operations	$27,411	$16,408	$97,548		$63,960
Income before provision for income taxes	$26,990	$14,002	$94,373		$55,277
Income tax expense	$7,062	$4,070	$25,618		$15,751
Net income	$19,928	$9,932	$68,755		$40,269
Tax rate	26.2%	29.1%	27.1%		28.5%

Per Share Data:
Income per common share:
–Basic	$1.19	$0.60	$4.12	(1)	$2.42	(1)
–Diluted	$1.17	$0.59	$4.06	(1)	$2.40	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	16,760	16,627	16,717	(2)	16,615	(2)
–Diluted	17,045	16,742	16,928	(2)	16,727	(2)

(in thousands)	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2019

Summary Balance Sheet Data:
Total assets	$1,019,246	$995,859	$993,246	$795,218
Total stockholders’ equity attributable to MYR Group Inc.	$448,460	$429,288	$374,982	$330,727
Goodwill and intangible assets	$116,860	$117,430	$119,713	$89,134
Total funded debt (3)	$29,420	$29,420	$161,384	$109,946

(in thousands)	Last twelve months ended March 31,
	2021	2020
Financial Performance Measure (4):
Reconciliation of Non-GAAP measure:
Net income	$68,755	$40,269
Interest expense, net	3,505	6,527
Tax impact of interest	(950)	(1,860)
EBI, net of taxes (5)	$71,310	$44,936
See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended March 31, 2021 and 2020

	Three months ended March 31,		Last twelve months ended March 31,
(in thousands, except share, per share data, ratios and percentages)	2021	2020	2021	2020

Financial Performance Measures (4):
EBITDA (6)	$39,323	$27,382	$144,333	$107,640
EBITDA per Diluted Share (7)	$2.31	$1.64	$8.52	$6.44
Free Cash Flow (8)	$52,359	$26,105	$157,066	$51,292
Book Value per Period End Share (9)	$26.22	$22.32
Tangible Book Value (10)	$331,600	$255,269
Tangible Book Value per Period End Share (11)	$19.39	$15.19
Funded Debt to Equity Ratio (12)	0.07	0.43
Asset Turnover (13)			2.34	2.67
Return on Assets (14)			6.9%	5.1%
Return on Equity (15)			18.3%	12.2%
Return on Invested Capital (18)			14.2%	10.2%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income attributable to MYR Group Inc.	$19,928	$9,932	$68,755	$40,269
Net income (loss) attributable to noncontrolling interest	—	—	—	(743)
Net income	19,928	9,932	68,755	39,526
Interest expense, net	462	1,511	3,505	6,527
Income tax expense	7,062	4,070	25,618	15,751
Depreciation and amortization	11,871	11,869	46,455	45,836
EBITDA (6)	$39,323	$27,382	$144,333	$107,640

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income attributable to MYR Group Inc. per share	$1.17	$0.59	$4.06	$2.40
Net income (loss) attributable to noncontrolling interest per share	—	—	—	(0.04)
Net income per share	1.17	0.59	4.06	2.36
Interest expense, net, per share	0.03	0.09	0.21	0.39
Income tax expense per share	0.41	0.24	1.51	0.94
Depreciation and amortization per share	0.70	0.72	2.74	2.75
EBITDA per Diluted Share (7)	$2.31	$1.64	$8.52	$6.44

Calculation of Free Cash Flow:
Net cash flow from operating activities	$59,390	$35,243	$199,314	$108,347
Less: cash used in purchasing property and equipment	(7,031)	(9,138)	(42,248)	(57,055)
Free Cash Flow (8)	$52,359	$26,105	$157,066	$51,292

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of March 31, 2021, 2020 and 2019

(in thousands)	March 31, 2021	March 31, 2020

Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$448,460	$374,982
Goodwill and intangible assets	(116,860)	(119,713)
Tangible Book Value (10)	$331,600	$255,269

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$26.22	$22.32
Goodwill and intangible assets per period end share	(6.83)	(7.13)
Tangible Book Value per Period End Share (11)	$19.39	$15.19

Calculation of Period End Shares:
Shares outstanding	16,817	16,685
Plus: common equivalents	285	115
Period End Shares (16)	17,102	16,800

(in thousands)	March 31, 2021	March 31, 2020	March 31, 2019

Reconciliation of Invested Capital to Stockholders Equity:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$448,460	$374,982	$330,727
Plus: total funded debt	29,420	161,384	109,946
Less: cash and cash equivalents	(73,069)	(33,997)	(1,338)
Invested Capital (17)	$404,811	$502,369	$439,335
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBI, net of taxes is defined as net income plus net interest, less the tax impact of net interest. The tax impact of net interest is computed by multiplying net interest by the effective tax rate. Management uses EBI, net of taxes, to measure our results exclusive of the impact of financing costs.
(6)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations.  Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(7)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total stockholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total stockholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total stockholders’ equity at the beginning of the period.
(16)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(17)Invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total stockholders’ equity.
(18)Return on invested capital is calculated by dividing EBI, net of taxes, less any dividends, by invested capital at the beginning of the period. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.